SECURITIES EXCHANGE AND COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 16, 2000

Date of Report (Date of earliest event reported)

TRIPOS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-23666	43-1454986
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1699 South Hanley Rd., St. Louis, MO 63144

(Address of principal executive offices and zip code)

(314) 647-1099

(Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

On October 16, 2000 Tripos Inc. announced that it had entered into a project agreement with LION bioscience AG to provide cheminformatics and data integration services for a technology development agreement between Lion bioscience and Bayer. Under the terms of the agreement between LION bioscience and Bayer AG, Bayer will pay $25 million in cheminformatics technology license fees, R&D development funding and milestones over thirty months ending March 2003. LION and Tripos will share the payments from Bayer. The press release announcing the collaboration between Tripos and LION bioscience is filed herewith as Exhibit 99.1.

Simultaneously, Tripos Inc. announced that it expected third quarter financial results to be lower than anticipated. The press release regarding expected third quarter 2000 financial results is filed herewith as Exhibit 99.2.

THIS CURRENT REPORT ON FORM 8-K AND THE EXHIBITS HERETO may contain certain statements that are forward-looking and involve risks and uncertainties. Words such as "expects", "anticipates", "projects", "estimates", "intends", "plans", "believes", variations of such words and similar expressions are intended to identify such forward looking statements. These statements are based on current expectations and projections made by management and are not guarantees of future performance. Therefore, actual events, outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Among the factors that could cause actual results to differ materially from the forward- looking statements are those set forth in Tripos' Form 10-K for 1999 and in subsequent SEC filings regarding matters such as: services and sales activities; capital needs; dependence on the pharmaceutical and biotechnology industries; competition; protection of proprietary technology; variations in quarterly operating results; dependence on collaborators, [including Lipha and LION]; key personnel; availability of scientific personnel; health care reform; and Tripos' investment in the common stock of Arena Pharmaceuticals. Tripos undertakes no obligation to update any forward-looking statements contained herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibit Number

   Exhibit 99.1       Press Release dated October 16, 2000 regarding LION bioscience project agreement

   Exhibit 99.2       Press Release dated October 16, 2000 regarding expected third quarter financial results.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

TRIPOS, INC.
Dated: October 16, 2000	By: /s/ Colleen A. Martin
Colleen A. Martin
Chief Financial Officer

     INDEX TO EXHIBITS

EXHIBIT NO.       DESCRIPTION

99.1       Press Release dated October 16, 2000

99.2       Press Release dated October 16, 2000

  Exhibit 99.1

FOR IMMEDIATE RELEASE

For further information please contact:
LION bioscience Dr. Andrea Kreisselmeier +49-6221-4038-265	Tripos, Inc. Colleen A. Martin 1-314-647-1099	NoonanRusso Communications Ernie Knewitz ext.204 Prateek Patnaik ext.273 1-212-696-4455

LION Bioscience and Tripos Announce Landmark Agreement To Provide Bayer an Integrated Cheminformatics and Bioinformatics Technology Platform

--Linking Chemistry and Genomics to Speed Discovery Research--

HEIDELBERG, GERMANY & ST. LOUIS, USA, OCT. 16, 2000 - LION bioscience AG (Neuer Markt: LIO, Nasdaq: LEON) and Tripos, Inc. (Nasdaq: TRPS) today announced that they have expanded their partnership to provide Bayer AG (Dax: BAY) with an integrated cheminformatics technology platform to speed Bayer's identification of lead candidates for its drug and agricultural chemical programs. This new Bayer agreement signals a revolutionary change in the way pharmaceutical and life science companies are adapting their R&D activities to accommodate advances in genomics to seamlessly improve the selection and optimization of lead candidates with the highest likelihood to succeed in the development process.

The terms of the agreement between LION and Bayer cover the work included in their expanded agreement, and is valued at approximately $25 million, including an up-front payment, technology license fee for cheminformatics technology, R&D funding and milestone payments. Between now and March 2003, LION will share the total payments from Bayer with Tripos. The two companies will also retain all rights for the immediate resale of software systems and solutions developed during the collaboration. The project agreement between LION and Tripos is an extension of their long-standing working relationship that began in 1998. In February 2000 the companies announced a strategic alliance to develop a unified platform for data analysis and information management in the Life Sciences, with the goal to combine and merge bioinformatics with cheminformatics.

"The pressure to analyze the increasing volumes of targets and chemicals generated in both disciplines and to control costs is driving the need for more intelligent and integrated IT-solutions," said LION's Chief Executive Officer, Dr. Friedrich von Bohlen. "We are delighted that our alliance with Tripos to develop a unified Life Sciences research platform, has received such a high validation from Bayer. Integrating cheminformatics into our knowledge management systems, through our collaboration with Tripos, is the next major component in the continued growth of our i-biology™ solution for the needs of the Life Science industry's whole R&D cycle."

LION will serve as the overall project manager and will coordinate the development of the novel informatics platform at Bayer. Working together, LION and Tripos will develop and install the new combined platform, linking the existing bioinformatics platform at Bayer with cheminformatics. This will integrate Tripos' MetaLayer enterprise-wide cheminformatics portal and application development environment with LION's global data integration system, SRS, which was successfully installed in 1999 as part of Bayer's existing partnership with LION. The integrated system will significantly enhance Bayer's capabilities in high-throughput screening experiment planning and data analysis, and in the generation of structure-activity relationships, to shorten discovery cycles and to reduce attrition rates of those pharmaceutical and plant protection candidates that are advanced to the development stage. The collaboration will also provide Bayer with a globally shared project tracking and knowledge management system to help increase the overall efficiency, and address the new challenges presented by the introduction of high throughput compound profiling techniques.

"The synergy between LION and Tripos creates a powerful blend of global data integration and informatics technologies that extends across the entire spectrum of life science research," said John P. McAlister, Ph.D., President and Chief Executive Officer of Tripos. "With LION's leadership in Life Science informatics and knowledge management, and Tripos' leadership in chemical informatics, and its long history of innovation in computational chemistry and data analysis, we are developing an information management platform that will transform the entire R&D process for global Life Science companies such as Bayer. We further see the potential of bringing this pioneering technology to the whole industry, to help with their discovery programs."

In June 1999, LION and Bayer entered into a five-year, $100 million alliance to increase the speed and efficiency of Bayer's enterprise-wide gene and drug discovery efforts through the use of an information technology-based management system. Under the alliance LION is developing and applying new IT-systems for ultra high throughput identification and validation of 500 new drug targets, 70 new annotations on existing Bayer-owned gene targets and an undisclosed number of gene expression markers and SNPs. To date, LION is ahead of schedule, having delivered more than 140 protein targets, of which Bayer has moved 72 into further biological and chemical evaluation.

About LION bioscience AG

LION bioscience AG (http://www.lionbioscience.com) is a pioneer in the field of enterprise-wide R&D data analysis and information management systems and solutions for the life sciences and, ultimately, the healthcare industry.

To date, LION AG has established numerous alliances in informatics and genomics with leading Life Science research companies, including Aventis, Bayer, Boehringer Ingelheim, Celera, DuPont, Glaxo Wellcome, Janssen, Merck Inc., Novartis, Pharmacia & Upjohn, SmithKline Beecham and Sumitomo Pharmaceuticals.

About Tripos, Inc.

Tripos (http://www.tripos.com) is a leading provider of discovery research software and services to pharmaceutical, biotechnology, and other life science companies worldwide. The company's products and services aim to greatly accelerate the discovery of new drugs while reducing the costs associated with the drug discovery process. Tripos products include proprietary discovery software tools to manage, analyze and share biological and chemical information; systems integration services; diverse chemical libraries; and contract research for the discovery, synthesis and characterization of new chemical compounds that are active in biological systems.

All statements in this press release that are not historical are forward-looking statements within the meaning of the U.S. securities laws. Such statements are based on current expectations that are subject to risks and uncertainties. Actual results may vary materially from those projected because of factors such as uncertainties relating to technologies, product development, or manufacturing, market acceptance, cost or pricing of products, dependence on collaborations and partners, regulatory approvals, competition, intellectual property of others, or patent protection and litigation. These and other risk factors are discussed in LION's Registration Statement on Form F-1 declared effective by the Securities and Exchange Commission on August 9, 2000. LION expressly disclaims any obligation or undertaking to release publicly any updates, revisions or corrections to any forward-looking statements or historical information contained herein. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of factors that may cause results to differ, see Tripos' SEC reports, including its Annual Report on Form 10K, Quarterly Reports on Form 10-Q, and Tripos current report on Form 8-K in which this press release is included. Tripos expressly disclaims any obligation or undertaking to release publicly any updates, revisions or corrections to any forward-looking statements or historical information contained herein.

Exhibit 99.2

FOR IMMEDIATE RELEASE
Contacts:
Tripos, Inc.	Noonan/Russo Communications, Inc.
Colleen Martin	Pat Dimond, Ph.D. (Investor) ext. 245
Chief Financial Officer	Prateek Patnaik (Media) ext. 273
(314) 647-1099 or (800) 323-2960	(212) 696-4455

TRIPOS PROVIDES OUTLOOK ON THIRD QUARTER 2000 FINANCIAL RESULTS

ST. LOUS, MO - Oct. 16, 2000 -- Tripos, Inc. (Nasdaq:TRPS), a leading provider of discovery research software and services, today provided an outlook on its third quarter 2000 financial results. For the quarter ending Sept. 30, 2000, the company presently anticipates revenue in the range of $5.5 million to $6 million, compared with $5.5 million in the second quarter of fiscal year 2000 and $5.5 million in the third quarter of fiscal year 1999. Tripos also expects a net loss in the range of ($0.34) to ($0.37) per share, compared with a net loss of ($0.39) per share in the second quarter of fiscal year 2000 and a net loss of ($0.25) per share in the third quarter of fiscal year 1999.

Primary factors contributing to third quarter financial results include:

  Delayed signing of the multimillion-dollar agreement with LION bioscience AG announced earlier today to provide cheminformatics technology to Bayer AG. This contract, which was expected to close in the second quarter, closed early in the fourth quarter. It is expected to contribute significantly to earnings in the fourth quarter and beyond.

  Increased R&D expenses as a result of hiring cheminformatics consultants in advance of the work being performed for Bayer under the LION agreement and for other pending contracts.

Dr. John P. McAlister, president and CEO of Tripos, stated, "Our business activities clearly validate the increasing need in the discovery market for large service-based contracts for enterprise informatics and chemistry services. These businesses build on our leadership position as innovators in discovery software technology and on our extensive customer base. We are confident that the service-based business model is the correct long-term strategy for the company in the post-genomic discovery world. Our recently announced contract with Lipha S.A. for lead identification and optimization, and the contract with LION to provide Bayer with an integrated cheminformatics technology platform exemplify the benefits of this strategy. These long-term multimillion dollar contracts and others in the pipeline are expected to provide Tripos with a more predictable stream of recurring revenues and momentum in our new businesses."

Also announced today, Tripos and LION bioscience AG have expanded their partnership to provide Bayer AG with an integrated cheminformatics technology platform to speed life science discovery research. Information on this agreement will be Webcast "live" on October 16, 2000 at 9:30 am. EST at.

About Tripos

Tripos is a leading provider of discovery research software and services to pharmaceutical, biotechnology, and other life science companies worldwide. The company's products and services aim to greatly accelerate the discovery of new drugs while reducing the costs associated with the drug discovery process. Tripos products include proprietary discovery software tools to manage, analyze and share biological and chemical information; systems integration services; diverse chemical libraries; and contract research for the discovery, synthesis and characterization of new chemical compounds that are active in biological systems.

This press release may contain certain statements that are forward-looking and involve risks and uncertainties. Words such as "expects", "anticipates", "projects", "estimates", "intends", "plans", "believes", variations of such words and similar expressions are intended to identify such forward looking statements. These statements are based on current expectations and projections made by management and are not guarantees of future performance. Therefore, actual events, outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. We have identified certain factors that could cause actual results to differ materially from the forward- looking statements in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Report on Form 8-K in which this press release is included. We undertake no obligation to update any forward-looking statements contained herein.